FOR IMMEDIATE RELEASE

Caribou Coffee Company, Inc. 3900 Lakebreeze Avenue North Minneapolis, MN 55429 (763) 592-2200

Investor Relations Contact: ICR Kathleen Heaney (203) 803-3585 ir@cariboucoffee.com

CARIBOU COFFEE REPORTS FIRST QUARTER 2007 RESULTS
MINNEAPOLIS, MINNESOTA, MAY 10, 2007. Caribou Coffee Company, Inc. (Nasdaq:CBOU), the second largest U.S.-based company-owned gourmet coffeehouse operator based on the number of coffeehouses, today reported financial results for first quarter 2007 (thirteen weeks ended April 1, 2007.)
HIGHLIGHTS FOR THE FIRST QUARTER OF 2007 INCLUDE:
•	Total net sales grew 11% to $61.9 million compared to the first quarter of 2006

•	Opened 4 company-operated coffeehouses and 9 franchised coffeehouses

•	“Other Sales” increased 41% compared to the first quarter of 2006
Michael Coles, Chairman and CEO commented, “We are pleased to have increased total net sales by 11% and other sales by 41% in what was a difficult environment for many restaurant companies. I am particularly pleased with the growth in non-coffeehouse revenue. Our efforts over the past two years to develop this business as both a means to increase sales and build brand recognition nationwide is developing nicely. So far in 2007 we have expanded our product offerings for Kemp’s and General Mills, entered into a brand licensing agreement with Keurig, signed up multiple new grocery customers and established franchise agreements for seven airport locations.”
FIRST QUARTER 2007 RESULTS
Total net sales increased $5.9 million, or 11%, to $61.9 million for the thirteen weeks ended April 1, 2007 from $56.0 million for the thirteen weeks ended April 2, 2006. This increase is primarily attributable to the opening of 48 net new company-owned coffeehouses during the last twelve months. “Other Sales” increased by $1.1 million, or 41% to $3.8 million for the thirteen weeks ended April 1, 2007 from $2.7 million for the thirteen weeks ended April 2, 2006, as a result of an increase in product sales, franchise fees and royalties for new franchise locations. Franchise locations increased from 8 at April 2, 2006 to 33 at April 1, 2007.
Comparable coffeehouse net sales decreased 1% for the thirteen weeks ended April 1, 2007 compared with the same thirteen weeks in the prior year. During the thirteen weeks ended April 2, 2006 comparable coffeehouse net sales decreased 1% when compared to the thirteen weeks ended April 3, 2005. Franchised coffeehouses are not included in the comparable coffeehouse net sales calculations.
EBITDA decreased $0.4 million to $3.4 million during the thirteen weeks ended April 1, 2007 from $3.8 million during the thirteen weeks ended April 2, 2006. (EBITDA is a non-GAAP measure. See EBITDA reconciliation at the end of this release.) EBITDA before closing expense increased $0.4 million to $4.2 million during the thirteen weeks ended April 1, 2007 from $3.8 million during the thirteen weeks ended April 2, 2006.
The Company’s net loss for the thirteen weeks ended April 1, 2007 increased $1.7 million to a net loss of $3.3 million or ($0.17) per share from a net loss of $1.6 million or ($0.08) per share for the thirteen weeks ended April 2, 2006. The increase in the net loss is attributable to depreciation related to new coffeehouses, coffeehouse closing expense and higher coffeehouse labor and occupancy costs.
The Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, (“FIN 48”) on January 1, 2007. As a result of the implementation of FIN 48, the Company recognized a $0.5 million increase to long term income tax liabilities for unrecognized tax benefits (including interest and penalties), which was accounted for on our balance sheet as a reduction to the beginning balance of accumulated deficit.
2007 OUTLOOK
The Company is not updating its guidance for fiscal year 2007 at this time.
CONFERENCE CALL
Caribou Coffee will host a conference call today, Thursday May 10, 2007, at 4:30pm Eastern Time to discuss these results. Hosting the call will be Michael Coles, Chairman of the Board and Chief Executive Officer, and George Mileusnic, Chief Financial Officer. The call will be webcast live from the Company’s website at www.cariboucoffee.com. The webcast link will be available under the investor relations section. If you are unable to join the call, a replay will be available beginning at 7:30pm Eastern Time on May 10, 2007 and can be accessed by dialing 1-888-203-1112 or international callers 1-719-457-0820 and enter pin number 7322419.

ABOUT THE COMPANY
Caribou Coffee Company, Inc., founded in 1992 and headquartered in Minneapolis, Minnesota, is the second largest company-owned gourmet coffeehouse operator in the United States based on the number of coffeehouses. As of April 1, 2007, Caribou Coffee had 475 coffeehouses, including 33 licensed locations. Caribou Coffee’s coffeehouses are located in 18 states and the District of Columbia, as well as in several venues outside the United States. Caribou Coffee offers its customers high-quality gourmet coffee and espresso-based beverages, as well as specialty teas, baked goods, whole bean coffee, branded merchandise and related products. In addition, Caribou Coffee sells products to club stores, grocery stores, mass merchandisers, office coffee providers, airlines, hotels, sports and entertainment venues, college campuses and other commercial customers. In addition, Caribou Coffee licenses third parties to use the Caribou Coffee brand on quality food and merchandise items. Caribou Coffee focuses on creating a unique experience for customers through a combination of high-quality products, a comfortable and welcoming coffeehouse environment and a unique style of customer service.
FORWARD-LOOKING STATEMENTS
Certain statements in this release, and other written or oral statements made by or on behalf of Caribou Coffee are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Caribou Coffee brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

CARIBOU COFFEE COMPANY, INC. AND AFFILIATES
(A Majority Owned Subsidiary of Caribou Holding Company Limited)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended
	April 1,	April 2,
	2007	2006
	(Unaudited)
Coffeehouse sales	$58,075,964	$53,283,822
Other sales	3,776,666	2,682,389

Total net sales	61,852,630	55,966,211
Cost of sales and related occupancy costs	25,514,266	23,266,067
Operating expenses	25,987,461	23,100,856
Opening expenses	109,791	415,251
Depreciation and amortization	6,017,584	4,805,233
General and administrative expenses	6,604,222	6,101,178
Closing expense and disposal of assets	726,978	7,998

Operating loss	(3,107,672)	(1,730,372)
Other income (expense):
Other income	—	322,950
Interest income	33,237	187,003
Interest expense	(129,719)	(147,742)

Loss before provision for income taxes and minority interest	(3,204,154)	(1,368,161)
Provision for income taxes	19,835	147,039

Loss before minority interest	(3,223,989)	(1,515,200)
Minority interest	27,061	56,865

Net loss	$(3,251,050)	$(1,572,065)

Basic and diluted net loss per share	$(0.17)	$(0.08)

Basic and diluted weighted average number of shares outstanding	19,288,016	19,274,102

CARIBOU COFFEE COMPANY, INC. AND AFFILIATES
(A Majority Owned Subsidiary of Caribou Holding Company Limited)
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 1,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,672,505	$14,752,269
Accounts receivable (net of allowance for doubtful accounts of $3,304 and $12,693 at April 1, 2007 and December 31, 2006)	2,387,252	1,663,139
Other receivables	1,624,451	1,769,256
Inventories	9,910,035	10,294,493
Prepaid expenses and other current assets	1,688,296	1,339,596

Total current assets	25,282,539	29,818,753
Property and equipment, net of accumulated depreciation and amortization	99,953,264	104,754,885
Notes receivable	44,384	48,413
Restricted cash	286,005	286,005
Other assets	1,289,609	1,399,542

Total assets	$126,855,801	$136,307,598

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,755,397	$9,681,879
Accrued compensation	3,950,503	5,676,449
Accrued expenses	7,351,306	7,860,487
Deferred revenue	7,011,775	9,002,588

Total current liabilities	26,068,981	32,221,403

Asset retirement liability	895,938	872,184
Deferred rent liability	11,550,916	11,733,473
Deferred revenue	2,824,000	2,919,000
Income tax liability	530,100	—
Minority interests in affiliates	128,720	159,050

Total long term liabilities	15,929,674	15,683,707
Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $.01, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $.01, 200,000,000 shares authorized; 19,300,426 and 19,286,425 shares issued and outstanding at April 1, 2007 and December 31, 2006, respectively	193,004	192,864
Additional paid-in capital	122,389,169	122,153,502
Accumulated deficit	(37,725,027)	(33,943,878)

Total shareholders’ equity	84,857,146	88,402,488

Total liabilities and shareholders’ equity	$126,855,801	$136,307,598

EBITDA RECONCILIATION
The following is a reconciliation of the Company’s net loss to EBITDA.

	Thirteen Weeks Ended
	April 1, 2007	April 2, 2006
	(Thousands)
Net loss	$(3,251)	$(1,572)
Interest expense	130	148
Interest income	(33)	(187)
Depreciation and amortization(1)	6,583	5,281
Provision for income taxes	20	147

EBITDA	$3,449	$3,817

(1)	Includes depreciation and amortization associated with the headquarters and roasting facility that are categorized as general and administrative expenses and cost of sales and related occupancy costs on the statement of operations.
EBITDA is equal to net income (loss) excluding: (a) interest expense; (b) interest income; (c) depreciation and amortization; and (d) income taxes.
Management believes EBITDA is useful to investors in evaluating the Company’s operating performance for the following reasons:
•	Coffeehouse leases are generally short-term (5-10 years) and the Company must depreciate all of the cost associated with those leases on a straight-line basis over the initial lease term excluding renewal options (unless such renewal periods are reasonably assured at the inception of the lease). Caribou Coffee opened 283 coffeehouses from the beginning of fiscal 2002 through the first thirteen weeks of 2007. As a result, management believes that the depreciation expense is disproportionately large when compared to the sales from a significant percentage of the coffeehouses that are in their initial years of operations. Also, many of the assets being depreciated have actual useful lives that exceed the initial lease term excluding renewal options. Consequently, management believes that adjusting for depreciation and amortization is useful for evaluating the operating performance of the Company.
Management uses EBITDA:
•	As measurements of operating performance because it assists them in comparing the operating performance on a consistent basis as it removes the impact of items not directly resulting from the coffeehouse operations;
•	For planning purposes, including the preparation of an internal annual operating budget;
•	To establish targets for certain management compensation matters; and
•	To evaluate capacity to incur and service debt, fund capital expenditures and expand the business.
EBITDA as calculated by Caribou Coffee is not necessarily comparable to similarly titled measures used by other companies. In addition, EBITDA: (a) does not represent net income or cash flows from operating activities as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs; and (c) should not be considered alternative to net income, operating income, cash flows from operating activities or other financial information as determined under GAAP.

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